Exhibit 99



                          COMPUDYNE CORPORATION

                 1996 STOCK INCENTIVE COMPENSATION PLAN
                              FOR EMPLOYEES



     1.   PURPOSE

          The purpose of the Plan is to further the growth and prosperity of CompuDyne Corporation and its subsidiaries through payment of incentive compensation in the form of Common Stock to officers and key employees and by encouraging investment in the Company's Common Stock by officers and other key employees who are in a position to contribute materially to the Company's prosperity.

     2.   DEFINITIONS

          Unless the context clearly indicates otherwise, the following terms when used in this Plan, shall have the meanings set forth in this
Section 2.

          "Appreciation" means in connection with an Option or Stock Appreciation Right the amount by which the Fair Market Value of Common Stock subject to such Option on the day prior to exercise thereof exceeds the option price for such Common Stock determined as set forth in Section 7(b) hereof.

          "Award Period" means for each Restricted Stock Award, the period beginning with the date on which such Award is granted and ending on a date specified by the Committee at the time of the granting of such Award. In no event shall the Award Period be greater than ten (10) years.

          "Board of Directors" or "Board" means the Board of Directors of the Company.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Committee" means the Compensation and Stock Option Committee of the Board of Directors.

          "Common Stock" means the common stock of the Company with a par value of $.75 per share.

          "Company" means CompuDyne Corporation.

          "Fair Market Value" means the average closing sale price for the Common Stock for the prior thirty (30) trading days as quoted on a national securities exchange, or, if not so quoted, on the National Association of Securities Dealers Automated Quotation System, or, if not so quoted, on the OTC Bulletin Board, an interdealer quotation medium maintained by the National Association of Securities Dealers, Inc., or, if not so quoted, by the average closing sale price quoted by three dealers regularly making a market or maintaining bid and asked prices on the Common Stock (or such fewer number of dealers which may be making a market or maintaining bid and asked prices). If there was no closing sale price on a particular day, the mean between the bid and asked prices per share will be substituted for the closing sale price on that day.

          "Incentive Award" means on Option, a Stock Appreciation Right, a Restricted Stock Award or a combination of them.

          "Incentive Stock Option" means an Option which meets the requirements of Section 422 of the Code.

          "Option" means a regular stock option or Incentive Stock Option granted under this Plan to purchase shares of Common Stock.

          "Plan" means the CompuDyne Corporation 1996 Stock Incentive Compensation Plan for Employees as amended from time to time.

          "Restricted Stock Award" means the right to receive a specified number of shares of Common Stock in annual installments over a designated Award Period.

          "Stock Appreciation Right" means a right granted by the Committee in connection with or as an amendment to an Option which entitles the holder of the Option to receive the appreciation in value of the stock subject to such Option without payment to the Company.

          "Subsidiary" or "Subsidiaries" means a corporation or other form of business entity more than 50% of the voting interest of which is owned or controlled, directly or indirectly, by the Company.


     3.   SHARES OF COMMON STOCK SUBJECT TO THE PLAN

          (a) Subject to the provisions of paragraph (c) of this Section 3 and Section 9, the total number of shares of Common Stock which may be issued or transferred under this Plan upon exercise of stock options, Stock Appreciation Rights and when an employee becomes entitled to receive shares of stock under the terms of a Restricted Stock Award shall not exceed 300,000 shares.

          (b) Shares to be transferred to employees will be made available, at the discretion of the Board of Directors, either from authorized but unissued shares of Common Stock or from shares of Common Stock held by the Company as treasury shares, including shares purchased in the open market.

          (c) If any share of Common Stock transferable under an Incentive Award is not transferred and ceases to be issuable or transferable because of the lapse, in whole or in part, of such Incentive Award, or, by reason of the provisions of paragraph (b) of Section 6, and paragraphs (d) and (e) of Section 7, or as a result of an employee's election to exercise a Stock Appreciation Right as set forth in paragraph
(f) of Section 8, or for any other reason, the shares not so issued or transferred shall no longer be charged against the limitation provided for in paragraph (a) of this
Section 3 and may again be used for Incentive Awards.

     4.   ADMINISTRATION OF THE PLAN

          The Plan shall be administered by the Compensation and Stock Option Committee which shall consist of three members who are not eligible to receive Incentive Awards and who have not been eligible, at any time within one year prior to appointment to the Committee, for selection as a person to whom stock may be allocated or to whom Options or Restricted Stock awards may be granted pursuant to the Plan or any other plan of the Company (exclusive of the 1996 Option Plan for Non-Employee Directors) or any of its affiliates entitling the participants therein to acquire stock of the Company or any of its affiliates. The Committee shall have authority, in its discretion and after receiving the recommendations of the President of the Company, to determine the employees to whom, and the time or times at which Incentive Awards will be granted and the number of shares to be subject to each Incentive Award, and in the case of Options whether or not such Options shall be accompanied by the grant of Stock Appreciation Rights. In making such determinations, the nature of the services rendered by the respective employees, their present and potential contributions to the Company's success and such other factors deemed to be relevant will be taken into account. Subject to the express provisions of the Plan, the Committee shall also have authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the respective Incentive Award Agreements (which need not be identical) including the determination of whether Options granted will be designated as Incentive Stock Options and to make all other determinations necessary or advisable for the administration of the Plan. The Committee will hold its meetings at such time and place as it may determine. A majority of its members will constitute a quorum, and all determinations of the Committee shall be made by a majority of its members.


     5.   PARTICIPATION

          (a) Incentive Awards may be granted only to salaried officers or key employees of the Company and its Subsidiaries.

          (b) From time to time the President of the Company will determine and recommend to the Committee employees of the Company and of its Subsidiaries who should be granted Incentive Awards, the type of Incentive Award to be granted, and the number of shares subject to each Incentive Award. The Committee shall approve or disapprove such recommendations.

          (c)  Incentive Awards may be granted in the following forms:

                (i) A Restricted Stock Award, in accordance with Section
                    6;

               (ii) An Option, in accordance with Section 7, which may be designated as an Incentive Stock Option as that term is defined in Section 422 of the Internal Revenue Code;

              (iii) An Option, accompanied by a Stock Appreciation Right in accordance with Section 8; or

               (iv) A combination of the foregoing.


     6.   RESTRICTED STOCK AWARDS

          An Incentive Award in the form of a Restricted Stock Award shall be subject to the following provisions:

          (a) The Restricted Stock Agreement shall specify (i) a number of shares of Common Stock to be transferred to the recipient over the Award Period, and (ii) the times at which portions of those shares shall be transferred to the recipient. Shares may not be transferred before one year after the date of the Award, or later than ten years from such date, excepting, however, that the Committee may waive any part of the one-year period.

          (b) The Restricted Stock Award shall terminate if the holder, with or without cause, shall cease to be an employee of the Company or any of its Subsidiaries and any installments of shares of Common Stock which have not yet become transferable to such holder shall be forfeited upon cessation of employment; provided, however, in the event that an employee's employment shall terminate as a result of death or disability the foregoing provision of this paragraph (b) shall not apply and all shares of stock subject to Restricted Stock Awards shall immediately become vested.

          (c) At the time an installment of shares of Common Stock is transferred to the holder of a Restricted Stock award, an additional payment shall be made to such holder, either in cash or shares of Common Stock as the Committee shall determine in its sole discretion, in an amount equal to the cash dividends which may have been payable to the holder of the Restricted Stock Award in respect to the shares transferred to the holder at the time the Restricted Stock Award was granted.

          (d) Each Restricted Stock Award shall be evidenced by a written instrument containing terms and conditions determined by the Committee, consistent with the terms of the Plan.

     7.   OPTIONS

          An Incentive Award in the form of an Option shall be subject to the following provisions:

          (a) The Option shall specify (i) the number of shares of Common Stock which may be purchased by the recipient over the term of the Option, (ii) the times at which portions of such shares may be purchased by the employee, (iii) whether the Option is accompanied by a Stock Appreciation Right and, if so, the terms and conditions of such Stock Appreciation Right as set forth in Section 8 and (iv) whether the Option is an Incentive Stock Option. No Option shall be deemed to be an Incentive Stock Option unless the Committee has so designated such Option and the Option states that it is an Incentive Stock Option.

          (b) The purchase price of each share of Common Stock under each Option will be at least 100% of the Fair Market Value of a share of the Common Stock at the time of grant.

          (c) The Option must provide that it is not transferable and may be exercised solely by the person to whom granted, except as provided in paragraph (e) of this Section 7 in the event of such person's death.

          (d) Unless otherwise determined by the Committee, each Option will be subject to the condition that it may be exercised only if the optionee remains in the employ of the Company and/or a Subsidiary for at least one year after the date of the granting of the Option. An Option may be exercised at the times and in the amounts determined by the Committee. In no event, however, shall an Option or a Stock Appreciation Right relating to such Option be exercisable after ten years from the granting of the Option.

          (e) The Option (and any related Stock Appreciation Right) shall terminate if and when the optionee shall cease to be an employee of the Company and its Subsidiaries, except as follows:

           (i) If an optionee dies while employed by the Company or a Subsidiary, or within thirty (30) days after his/her retirement or the termination of his/her employment where such termination was not for cause, the option theretofore granted to him/her or any related Stock Appreciation Right may be exercised (for not more than the number of shares for which the optionee might have exercised his/her Option or Stock Appreciation Right at the time of termination of employment) by the beneficiary designated pursuant to paragraph (g) of Section 10 except in the case of an Incentive Stock Option, or in the absence of such designation or if no such beneficiary survives the optionee or if the Option is an Incentive Stock Option, by such person or persons as shall have acquired the optionee's rights under the Option by will or by the laws of descent and distribution, but only within six (6) months from the date of death, and in no event after ten years from the granting of the Option.

          (ii) If an optionee retires or if his/her employment with the Company or a Subsidiary is terminated for any reason (other than by death) subsequent to one year from the date of grant of any Option, such Option or any related Stock Appreciation Right may be exercised (for not more than the number of shares for which the optionee might have exercised his/her Option on the date of his/her retirement or the date on which his/her employment was terminated) only within thirty (30) days from the date of such retirement or termination of employment, but in no event after ten years from the granting of the Option; provided, however, that if an optionee is dismissed for cause, of which the Committee shall be the sole judge, his/her Option and any related Stock Appreciation Right shall expire on the date and time of dismissal. The Committee may determine that, for the purpose of the Plan, an employee who is on a leave of absence will be considered as still in the employ of the Company, provided that an Option shall be exercisable during a leave of absence only as to the number of shares which were exercisable at the commencement of such leave of absence.

          (f) A person electing to exercise an Option will give written notice to the Company of such election and of the number of shares he/she has elected to purchase and the date on which he/she wishes to exercise the Option. Any person exercising an Option shall tender the full purchase price of the shares he/she has elected to purchase on the date specified by him/her for completion of such purchase.

          (g) A person electing to exercise a Stock Appreciation Right in lieu of exercising all or part of an Option will give written notice to the Company of such election, the number of shares subject to the Option which will be taken in the form of Stock Appreciation Rights and whether the payment of the Appreciation will be entirely in Common Stock or partially in Common Stock and partially in cash as provided in Section 8 hereof.

          (h) The Committee shall have the power to add a Stock Appreciation Right to any outstanding Option. Such addition shall be made by amending the outstanding Option to include a Stock Appreciation Right (with the written approval of the holder thereof). Any such amendment shall not be considered the grant of a new Option but shall be deemed to be a continuation of the Option with respect to which such Stock Appreciation Right is granted.

          (i) The Option agreements or Option grants authorized by the Plan may contain such other provisions, consistent with the terms of the Plan, as the Committee shall consider advisable.

          (j) Incentive Stock Options may not be issued to any person who at the time of grant owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or any of its subsidiaries.


     8.   STOCK APPRECIATION RIGHTS

          A Stock Appreciation Right may be granted to a key employee in connection with (and only in connection with) any Option granted pursuant to this Plan subject to the following provisions:

          (a) Each Stock Appreciation Right shall relate to a specific Option granted under the Plan and shall be granted to the employee either concurrently with the grant of the Option or at such later time as determined by the Committee.

          (b) The Stock Appreciation Right shall entitle the holder of an Option to surrender the unexercised Option (or a portion thereof) within the period specified for the exercise of such Option and receive in exchange a payment in cash and/or Common Stock of the Company having an aggregate value equal to the amount by which the Fair Market Value of the Common Stock subject to the Option (or portion thereof which is exercised) exceeds the Option price for such Common Stock (referred to as the Appreciation); provided that the holder of the Option shall be entitled to receive no more than 50% of the Appreciation in cash.

          (c) Each Stock Appreciation Right granted hereunder shall be subject to the same terms and conditions as the related Option. It shall be exercisable only to the extent such Option is exercisable and shall terminate or lapse and cease to be exercisable when the related Option terminates or lapses.

          (d) The holder of the Option shall have the sole discretion to elect in each case whether any payment of a Stock Appreciation Right shall be entirely in the form of Common Stock of the Company or partially in Common Stock of the Company and partially in cash provided, however, the holder cannot elect to receive more than 50% of the Appreciation in the form of cash. The number of shares of Common Stock to be received by a holder upon exercise of a Stock Appreciation Right will be determined by dividing the portion of the Appreciation in respect of which he/she has elected to receive Common Stock by the Fair Market Value of the Common Stock on the day preceding the date of exercise of the Stock Appreciation Right. Any remaining Appreciation (not to exceed 50% of the total) will be paid in cash.

          (e) Payments to be made, in whole or in part, in cash upon exercise of Stock Appreciation Rights by any officer of the Company shall be made in accordance with the provisions relating to the exercise of Stock Appreciation Rights of Rule 16b-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect at the time of such exercise, or any law, rule, regulation or other provision that may replace such Rule.

          (f) Upon the exercise of a Stock Appreciation Right, the total number of shares subject to the related Option shall automatically be reduced by the number of shares of Common Stock with respect to which the Stock Appreciation Right is exercised. Any shares transferred upon exercise of a Stock Appreciation Right shall be charged against the maximum limitation upon the grant of shares of Common Stock set forth in
Section 3 of the Plan. Any shares not transferred which are no longer subject to Option due to surrender of the Option or a portion thereof upon exercise of the Stock Appreciation Right shall not be charged against such maximum limitation and shall again be available for grant pursuant to Incentive Awards.

     9.   ADJUSTMENT PROVISIONS

          Except as otherwise provided herein, the following provisions shall apply to all Common Stock authorized for issuance, and optioned, granted or awarded under the Plan:

          (a) Stock Dividends, Splits, etc. In the event of a stock dividend, stock split, or other subdivision or combination of the Common Stock, the number of shares of Common Stock authorized under the Plan will be adjusted proportionately. Similarly, in any such event there will be a proportionate adjustment in the number of shares of Common Stock subject to unexercised Options (but without adjustment to the aggregate option price) and in the number of shares of Common Stock then subject to Restricted Stock Awards.
          (b) Merger, Exchange or Reorganization. In the event that the outstanding shares of Common Stock are changed or converted into, exchanged or exchangeable for, a different number or kind of shares or other securities of the Company or of another corporation, by reason of a reorganization, merger, consolidation, reclassification or combination, appropriate adjustment shall be made by the Committee in the number of shares and kind of Common Stock for which Incentive Awards and Stock Payments may be or may have been awarded under the Plan, to the end that the proportionate interests of participants shall be maintained as before the occurrence of such event. However, in the event of any contemplated transaction which the Committee determines to be a change in control of the Company, the Committee, with the approval of a majority of the members of the Board of Directors who are not then participants, may modify any and all outstanding Incentive Awards and Stock Payments so as to accelerate, as a consequence of or in connection with such transaction, the vesting of any employee's right to exercise any Incentive Awards or the unqualified ownership of Common Stock subject to Incentive Awards.

          (c) Adjustments under this Section 9 shall be made by the Board of Directors, whose determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive. No fractional shares of Common Stock shall be issued under the Plan on account of any such adjustments.

     10.  GENERAL PROVISIONS

          (a) With respect to any shares of Common Stock issued or transferred under the provisions of this Plan, such shares may be issued or transferred subject to such conditions, in addition to those specifically provided in the Plan, as the Board of Directors or Committee may direct.

          (b) Nothing in the Plan or in any instrument executed pursuant thereto will confer upon any employee any right to continue in the employ of the Company or a Subsidiary or will affect the right of the Company or of a Subsidiary to terminate the employment of any employee with or without cause.

          (c) No shares of Common Stock will be issued or transferred pursuant to an Incentive Award unless and until all legal requirements applicable to the issuance or transfer of such shares have, in the opinion of counsel to the Company, been complied with. In connection with any such issuance or transfer, the person acquiring the shares will, if requested by the Company, give written assurances satisfactory to counsel to the Company that the shares are being acquired for investment and not with a view to resale or distribution thereof and assurances in respect of such other matters as the Company or a Subsidiary may consider desirable to assure compliance with all applicable legal requirements.

          (d) No employee (individually or as a member of a group), and no beneficiary or other person claiming under or through him/her, will have any right, title or interest in any shares of Common Stock allocated or reserved for the purposes of the Plan or subject to any Incentive Award except as to such shares of Common Stock, if any, as shall have been issued or transferred to him/her and except as otherwise provided in
Section 11 (a).

          (e) In the case of any employee of a Subsidiary, the Committee may direct the Company to issue or transfer the shares covered by the Incentive Award to the Subsidiary for such lawful consideration as the Committee may specify upon the condition that the Subsidiary will transfer the shares to the employee in accordance with the terms of the Incentive Award. Notwithstanding any other provision in this Plan, an Incentive Award may be issued by and in the name of the Subsidiary and shall be considered granted on the date it is approved by the Committee, on the date it is delivered by the Subsidiary, or on such other date between such two dates, as the Committee shall specify.

          (f) The Company or a Subsidiary may make such provisions as it may consider appropriate for the withholding of any taxes which the Company or Subsidiary determines it is required to withhold in connection with any Incentive Award.

          (g) No Incentive Award and no rights under the Plan, contingent or otherwise, shall be assignable, transferable or subject to any encumbrance, pledge or charge of any nature; provided that, under such rules and regulations as the Committee may establish pursuant to the terms of the Plan, a beneficiary may be designated in respect to an Incentive Award in the event of the death of the holder of such Incentive Award and provided, also, that if such beneficiary shall be the executor or administrator of the estate of the holder of such Incentive Award, any rights in respect of such Incentive Award may be transferred to the person or persons or entity (including a trust) entitled thereto under the will of the holder of such Incentive Award or, in case of intestacy, under the laws relating to intestacy, and provided further that an Incentive Award may be transferred pursuant to a Qualified Domestic Relations Order, as defined in the Code or Title I of the Employee Retirement Income Security Act or the rules thereunder.

          (h) Nothing in the Plan is intended to be a substitute for, or shall preclude or limit the establishment or continuation of, any other plan, practice or arrangement for the payment of compensation or fringe benefits to employees generally, or to any class or group of employees, which the Company or any Subsidiary now has or may hereafter lawfully put into effect, including, without limitation, any retirement, pension, insurance, stock purchase, incentive compensation or bonus plan.

          (i) The place of administration of the Plan will conclusively be deemed to be within the State of Connecticut and the validity, construction, interpretation and administration of the Plan and any rules and regulations or determinations or decisions made thereunder, will be governed by, and determined exclusively and solely in accordance with, the laws of the State of Connecticut. Without limiting the generality of the foregoing, the period within which any action arising under or in connection with the Plan, or any payment or Award made or purportedly made under or in connection therewith, must be commenced and will be governed by the laws of the State of Connecticut, irrespective of the place where the act or omission complained of took place and of the residence of any party to such action and irrespective of the place where the action may be brought.

          (j) Any Common Stock granted pursuant to a Restricted Stock Award must be held for at least two (2) years from the date of grant, and any Common Stock acquired by exercise of an Option or a Stock
Appreciation Right must be held until at least two (2) years has passed from the date of grant of such Option or Stock Appreciation Right.

     11.  AMENDMENT, SUSPENSION AND TERMINATION OF PLAN

          (a) The Board of Directors may at any time terminate, suspend or amend the Plan, provided, however, that no such amendment will, without approval of the shareholders of the Company, except as provided in Section 9 hereof, (i) increase the aggregate number of shares which may be issued in connection with Incentive Awards; (ii) change the minimum Option exercise price; (iii) increase the maximum period during which Options may be exercised, or Restricted Stock Awards transferred;
(iv) extend the effective period of this Plan; or (v) materially modify the requirements as to eligibility for participation in the Plan. No such amendment will permit the granting of Incentive Awards to members of the Committee who are not employees.

          (b) The Committee may, with the consent of the person by whom a Restricted Stock Award or an Option is held, modify or change the terms of any Option or Restricted Stock Award in a manner which does not conflict with the provisions of the Plan.

     12.  EFFECTIVE DATE AND DURATION OF PLAN

          The effective date of the Plan is February 2, 1996 (subject to approval by the shareholders of the Company on or before February 2,
1997), the date on which the Plan was adopted by the Board of Directors. Any amendment to this Plan will become effective upon approval by the Board of Directors, unless shareholder approval is deemed necessary in which case such amendment shall become effective upon approval by the shareholders. Unless previously terminated by the Board of Directors, this Plan shall terminate at the close of business on February 1, 2006 and no Restricted Stock Award, Option, or Stock Appreciation Right may be granted under it thereafter, but such termination shall not affect any Incentive Award theretofore granted.